UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 22, 2011

The Walt Disney Company

(Exact name of registrant as specified in its charter)

Delaware	1-11605	95-4545390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 South Buena Vista Street

Burbank, California 91521

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (818) 560-1000

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 22, 2011, the Registrant entered into a new $2.25 billion Four-Year Credit Agreement with a syndicate of lenders to support commercial paper borrowings and for other general corporate purposes. This new facility will expire in February 2015 and replaces the Registrant’s $2.25 billion Amended and Restated Five-Year Credit Agreement (filed as Exhibit 10.1 to the Registrant’s Form 8-K dated March 31, 2006), which expired on February 22, 2011. Under the new facility, the Registrant has the option to borrow at LIBOR-based rates plus a spread, subject to a cap and a floor that vary with the Registrant’s debt rating, depending on the credit default swap spread applicable to the Registrant’s senior, unsecured, non-credit enhanced long-term debt. The former facility’s borrowing rate depended upon the Registrant’s senior unsecured debt rating. The remaining provisions of the new facility, including representations, warranties, covenants and events of default, are substantially similar to the provisions of the former facility. In particular, the new facility contains only one financial covenant, relating to interest coverage, and specifically excludes certain entities, including Euro Disney and Hong Kong Disneyland, from any representations, covenants or events of default.

A copy of the new Four-Year Credit Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

10.1	Four-Year Credit Agreement dated as of February 22, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ Roger J. Patterson
Roger J. Patterson
Managing Vice President, Counsel Registered In-House Counsel

Dated: February 25, 2011